EXHIBIT 32.1


                             Certification
                  Pursuant to 18 U.S.C. Section 1350,
                              As Adopted
                    Pursuant to Section 906 of the
                               Sarbanes -
                          Oxley Act of 2002

In connection with the quarterly report of China Biopharmaceuticals Holdings, Inc. (the "Company"), on Form 10-QSB for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission ("SEC") on the date hereof (the "Report"), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         i. the Report fully complies with the requirements of Section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

         ii. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request.

 /s/ MAO Peng
------------------------------------
MAO Peng
Chairman and Chief Executive Officer
February 4, 2005

This Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Securities Exchange Commission.